Exhibit 99
For More Information

Investor Contacts:

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
Suzanne@blueshirtgroup.com

Barry Zwarenstein
CFO, Senior Vice President
SMART Modular Technologies
510-624-8134
Barry.Zwarenstein@smartm.com

SMART Modular Technologies Reports Third Quarter Fiscal 2009 Results

NEWARK, CA – June 25, 2009 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, solid state drives, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the third quarter of fiscal 2009.

Third Quarter Fiscal 2009 Highlights:
•	Net Sales of $91.6 Million
•	Gross Profit of $18.6 Million
•	Adjusted EBITDA of $5.2 Million
•	GAAP EPS of ($0.04)
•	Non-GAAP Diluted EPS of $0.01
•	Year-to-date Operating Cash Flow of $44.6 Million
•	Cash and Cash Equivalents of $139.2 Million

Net sales for the third quarter of fiscal 2009 were $91.6 million, compared to $109.1 million for the second quarter of fiscal 2009, and $167.6 million for the third quarter of fiscal 2008.

Gross profit for the third quarter of fiscal 2009 was $18.6 million, compared to $24.1 million for the second quarter of fiscal 2009, and $27.8 million for the third quarter of fiscal 2008.

GAAP net loss for the third quarter of fiscal 2009 was $2.4 million, or $0.04 per share, compared to a net loss of $1.8 million, or $0.03 per share for the second quarter of fiscal 2009, and a net loss of $11.0 million, or $0.18 per share for the third quarter of fiscal 2008.

Non-GAAP net income was $0.9 million or $0.01 per diluted share for the third quarter of fiscal 2009, compared to net income of $4.1 million, or $0.06 per diluted share for the second quarter of fiscal 2009, and net income of $4.9 million, or $0.08 per diluted share for the third quarter of fiscal 2008. Non-GAAP net income excludes certain charges such as those related to goodwill impairment, restructuring, and other one-time charges, stock-based compensation, and for the third quarter of fiscal 2009, charges in connection with corporate headquarters relocation.

Adjusted EBITDA for the third quarter of fiscal 2009 was $5.2 million, compared to $10.2 million for the second quarter of fiscal 2009, and $12.6 million for the third quarter of fiscal 2008.

Please refer to the Non-GAAP Information section and the “Reconciliation of Non-GAAP Financial Measures” table below for further detail on non-GAAP net income and Adjusted EBITDA.

Operating cash flow for the third quarter of fiscal 2009 was $20.0 million.  Year-to-date operating cash flow was $44.6 million.  Cash and cash equivalents at the end of the third quarter of fiscal 2009 was $139.2 million and long-term debt, due in 2012, remained at $81.3 million.

“For the third quarter of fiscal 2009, gross profit, and GAAP and non-GAAP EPS results met our guidance as careful control of expenses in combination with a favorable mix of business and lower taxes more than offset the impact of the decline in net sales,” commented Iain MacKenzie, President and CEO of SMART.

“Earlier this month, we were proud to announce our XceedIOPS PCIe SSD, further demonstrating our continued investment and development in support of the growing enterprise solid state storage business,” continued Mr. MacKenzie.  “This collaborative effort between SMART and Marvell involves multiple facets, which include research and development, product technology, packaging, sales, manufacturing and logistics.  We believe that our XceedIOPS PCIe addresses the top three requirements in enterprise storage moving forward:  increased performance, reduced power consumption and lower dollars per IOPS.  Customer sampling is expected to begin this quarter with production volumes expected to begin in calendar Q4.  The product joins our extensive portfolio of SSDs available today supporting customers in the defense/aerospace, industrial, embedded, telecom/datacom, enterprise and other OEM markets.”

“On the DRAM portion of our business, we see the industry working towards the introduction of the next-generation DDR3 module for servers, and with our comprehensive suite of products, we believe that we are well-positioned to capture a meaningful portion of this market.  The DDR3 ramp is underway, and the adoption of Intel’s Nehalem processor architecture across multiple platforms, combined with the diminishing price premium of DDR3 over DDR2, bode well for our future success on this front.  In addition, we expect that the recent introduction of AMD’s Istanbul processor should generate growing demand for our high density DDR2 modules,” added Mr. MacKenzie.

Business Outlook

The following statements are based upon management’s current expectations.  These statements are forward-looking, and actual results may differ materially.  The Company undertakes no obligation to update these statements.

For the fourth quarter of fiscal 2009, SMART estimates net sales will be in the range of $90 million to $100 million, gross profit in the range of $17 million to $19 million, and net (loss) per share will be in the range of ($0.02) to ($0.01) on a GAAP basis.  On a non-GAAP basis, excluding charges related to stock-based compensation, the Company expects net income per diluted share will be in the range of $0.00 to $0.01.

Conference Call Details

SMART’s third quarter, fiscal 2009 teleconference and webcast is scheduled to begin at 2:30 p.m. Pacific Daylight Time (PDT), or 5:30 p.m. Eastern Daylight Time (EDT), on Thursday, June 25, 2009. The call may be accessed US toll free by calling 1-877-941-4774  or US toll by calling 1-480-629-9760.  Please join the conference call at least ten minutes early in order to register. The passcode for the call is 4094900. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at http://www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, July 9, 2009, by dialing 1-800-406-7325 and entering passcode 4094900. Callers outside the U.S. and Canada may access the replay by dialing 1-303-590-3030.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future expectations, plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, projections regarding the Company’s financial performance and financial condition, the benefits of its joint efforts with Marvell, the timing of new product availability, and the Company’s market position.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, DRAM supply and demand, production or manufacturing difficulties, design issues, competitive factors, new products and technological changes (or rate of adoption), industry and technology trends, fluctuations in product prices and raw material costs, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, regulatory requirements, and market conditions, failure of the Company to achieve stated targets relating to solid state storage products, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission including the Company’s Form 10-K for the fiscal year ended August 29, 2008, Form 10-Q for the quarter ended November 28, 2008, Form 10-Q for the quarter ended February 27, 2009, and the Form 10-Q for the quarter ended May 28, 2009 to be filed with the SEC. Such risk factors as outlined in this press release and the Company’s periodic report filings may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that SMART’s actual results could differ materially from expectations. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define adjusted EBITDA as GAAP net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, goodwill impairment charges, restructuring charges, and stock-based compensation expense.  Non-GAAP net income and non-GAAP net income per diluted share do not include goodwill impairment charges, restructuring charges, stock-based compensation expense, and other infrequent or unusual items, such as costs associated with the relocation of its corporate headquarters.  These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges, as well as the related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART's core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (In thousands, except per share data; unaudited)

	Three Months Ended May 29, 2009	Three Months Ended February 27, 2009	Three Months Ended May 30, 2008	Nine Months Ended May 29, 2009	Nine Months Ended May 30, 2008
Net income (loss)	$(2,386)	$(1,850)	$(11,003)	$(11,114)	$12,502
Add:
Goodwill impairments, no tax effect	—	3,206	—	10,416	—
Restructuring charges, net of tax	945	925	—	2,756	—
Relocation of corporate headquarter charges, net of tax	820	—	—	820	—
Stock-based compensation expense charged to operating expenses, net of tax	1,478	1,787	1,875	5,040	5,326
One-time charge to IP R&D related to Adtron acquisition	—	—	4,400	—	4,400
Deferred tax assets valuation allowance increase	—	—	9,630	—	9,630
Non-GAAP net income	$857	$4,068	$4,902	$7,918	$31,858

Non-GAAP net income per diluted share	$0.01	$0.06	$0.08	$0.12	$0.50
Shares used in computing net income per diluted share	63,489	63,326	63,449	63,381	63,606

Net income (loss)	$(2,386)	$(1,850)	$(11,003)	$(11,114)	$12,502
Interest expense, net	1,629	1,698	1,468	5,079	3,819
Income taxes	368	1,263	12,391	3,808	16,611
Depreciation and amortization	3,142	3,115	3,484	9,588	9,054
EBITDA	$2,753	$4,226	$6,340	$7,361	$41,986
Adjustments:
Goodwill impairments	—	3,206	—	10,416	—
Restructuring charges	989	935	—	2,810	—
Stock-based compensation expense charged to operating expenses	1,490	1,800	1,886	5,077	5,360
One-time charge to IPR&D related to Adtron acquisition	—	—	4,400	—	4,400
Adjusted EBITDA	$5,232	$10,167	$12,626	$25,664	$51,746

RECONCILIATION OF Q4-09 GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
(In millions, except per share data; unaudited)

	Three Months Ending August 28, 2009
	Non-GAAP Range of Estimate			GAAP Range of Estimate
	From	To	Adjustments	From	To
Net income (loss)	$0.3	$0.6	$1.5(a)	$(1.2)	$(0.9)

Net income (loss) per share	$0.00	$0.01		$(0.02)	$(0.01)

Shares used in computing net income (loss) per diluted share	63.5	63.5		61.8	61.8

(a) Reflects estimated adjustment for stock-based compensation expense.

About SMART

SMART Modular Technologies is a leading provider of memory products, offering more than 500 standard and custom products to top-tier OEMs in the computer, industrial, networking, and telecommunications sectors. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash in various form factors. Through its subsidiary, Adtron Corporation, SMART offers high performance, high capacity solid-state drives for enterprise, defense/aerospace, industrial automation, medical, and transportation markets. SMART's Display and Embedded Products Group designs, manufactures and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART's presence in the US, Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. More information on SMART can be obtained at www.smartm.com.

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended May 29, 2009	Three Months Ended May 30, 2008	Nine Months Ended May 29, 2009	Nine Months Ended May 30, 2008
	(In thousands, except per share data)
Net sales	$91,645	$167,615	$341,509	$509,485
Cost of sales	73,008	139,803	272,989	414,691
Gross profit	18,637	27,812	68,520	94,794
Research and development	4,478	5,418	15,056	14,727
Selling, general and administrative	13,585	15,393	41,834	44,785
In-process research and development charge	—	4,400	—	4,400
Restructuring charges	989	—	2,810	—
Goodwill impairment	—	—	10,416	—
Total operating expenses	19,052	25,211	70,116	63,912
Income (loss) from operations	(415)	2,601	(1,596)	30,882
Interest expense, net	(1,629)	(1,468)	(5,079)	(3,819)
Other income (expense), net	26	255	(631)	2,050
Total other expense, net	(1,603)	(1,213)	(5,710)	(1,769)
Income (loss) before provision for income taxes	(2,018)	1,388	(7,306)	29,113
Provision for income taxes	368	12,391	3,808	16,611
Net income (loss)	$(2,386)	$(11,003)	$(11,114)	$12,502
Net income (loss) per share, basic	$(0.04)	$(0.18)	$(0.18)	$0.21
Shares used in computing net income (loss) per ordinary share	61,738	61,027	61,640	60,864
Net income (loss) per share, diluted	$(0.04)	$(0.18)	$(0.18)	$0.20
Shares used in computing net income (loss) per diluted share	61,738	61,027	61,640	63,606

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 29, 2009	August 29, 2008
	(In thousands)
ASSETS
Cash and cash equivalents	$139,229	$115,994
Accounts receivable, net of allowances of $1,115 and $1,517 as of May 29, 2009 and August 29, 2008, respectively	121,887	193,736
Inventories	53,983	62,430
Prepaid expenses and other current assets	12,939	14,973
Total current assets	328,038	387,133
Property and equipment, net	34,579	39,317
Goodwill	1,061	7,210
Other intangible assets, net	7,743	8,545
Other non-current assets	4,490	4,943
Total assets	$375,911	$447,148
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$55,789	$93,482
Accrued expenses and other current liabilities	14,397	23,942
Total current liabilities	70,186	117,424
Long-term debt	81,250	81,250
Other long-term liabilities	2,356	1,568
Total liabilities	153,792	200,242
Shareholders’ equity:
Ordinary shares	10	10
Additional paid-in capital	105,656	100,234
Deferred stock-based compensation	(21)	(91)
Accumulated other comprehensive income (loss)	(5,033)	14,132
Retained earnings	121,507	132,621
Total shareholders’ equity	222,119	246,906
Total liabilities and shareholders’ equity	$375,911	$447,148

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
SUMMARY CASH FLOW INFORMATION
(Unaudited)

	Three Months Ended May 29, 2009	Three Months Ended May 30, 2008
	(In thousands)

Net cash provided by (used in) operating activities	$20,014	$(15,792)
Net cash used in investing activities	$(7,235)	$(21,836)
Net cash used in financing activities	$(50)	$(293)

	Nine Months Ended May 29, 2009	Nine Months Ended May 30, 2008
	(In thousands)

Net cash provided by operating activities	$44,595	$3,972
Net cash used in investing activities	$(18,603)	$(31,457)
Net cash provided by financing activities	$414	$12